PBF Logistics Increases Quarterly Distribution to $0.47 per Unit and
Announces Second Quarter 2017 Earnings Results

•	Second quarter net income attributable to the partners of $23.3 million, or $0.49 per common unit, and EBITDA attributable to PBFX of $35.6 million

•	Eleventh consecutive quarterly distribution increase to $0.47 per unit, representing a 57% increase to the Partnership’s minimum quarterly distribution

PARSIPPANY, NJ – August 3, 2017 – PBF Logistics LP (NYSE:PBFX, the “Partnership”) announced today second quarter 2017 net income attributable to the partners of $23.3 million, or $0.49 per common unit. During the quarter, the Partnership generated cash from operations of approximately $36.9 million, earnings before interest, income taxes, depreciation, and amortization (“EBITDA”) of $35.6 million and distributable cash flow of $30.5 million. Included in our general and administrative expenses for the second quarter are $3.4 million, or $0.08 per common unit, of expenses related to stock-based compensation and acquisitions.

“Our second quarter performance reflects another solid operational quarter from our expanding asset base and the continued growth of our portfolio with the April acquisition of the Toledo Terminal,” said PBF Logistics GP LLC Chief Executive Officer, Tom Nimbley. “Our Paulsboro natural gas pipeline and Chalmette storage projects are progressing well, and our business development effort continues to generate a number of promising organic projects and a robust third-party acquisition pipeline. In light of our continued growth, through both acquisitions and organic projects, we are pleased that the board of directors approved our eleventh consecutive quarterly distribution increase to $0.47 per common unit.”

As of June 30, 2017, the Partnership had approximately $218.3 million of liquidity, including approximately $51.1 million in cash and cash equivalents, and access to approximately $167.2 million under its existing revolving credit facility. The Partnership intends to use its financial resources to fund organic growth projects, third-party acquisitions and future drop-downs.

Toledo Terminal Acquisition
As previously disclosed on April 17, 2017, a wholly-owned subsidiary of the Partnership acquired the Toledo, Ohio, refined products terminal assets of Sunoco Logistics Partners L.P. for $10.0 million in cash. Located adjacent to PBF Energy’s Toledo refinery, the Toledo Terminal is comprised of a 10-bay truck rack and over 110,000 barrels of chemicals, clean product and additive storage capacity.

PBF Logistics Announces Increased Quarterly Distribution
The board of directors of PBF Logistics GP LLC, the Partnership’s general partner, declared a regular quarterly cash distribution of $0.47 per common unit. The distribution is payable on August 31, 2017, to unitholders of record at the close of business on August 15, 2017.

This release is intended to be a qualified notice to nominees under Treasury Regulations Section 1.1446-4(b). All of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Non-GAAP Financial Measures
The Partnership defines EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization expense. EBITDA is a non-GAAP supplemental financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unit holders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Partnership’s management believes that the presentation of EBITDA provides useful information to investors in assessing our financial condition and results of operations. EBITDA should not be considered an alternative to net income, income from operations, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect net income. Additionally, because EBITDA may be defined differently by other companies in our industry, our definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Conference Call Information
The Partnership’s senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, August 3, 2017, at 11:00 a.m. ET. The call is being webcast and can be accessed at PBF Logistics’ website, http://www.pbflogistics.com. The call can also be heard by dialing (888) 632-3384 or (785) 424-1675, conference ID: PBFXQ217. The audio replay will be available two hours after the end of the call through August 17, 2017, by dialing (800) 839-3413 or (402) 220-7236.

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX’s logistics and other assets and other risks inherent in PBFX’s business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX’s filings with the Securities and Exchange Commission including the Annual Report on Form 10-K. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Partnership assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

Results of Operations (Unaudited)

Factors Affecting Comparability

The following tables present our results of operations, related operational information, and reconciliations of net income and net cash provided by operating activity to EBITDA and distributable cash flow (both as defined below) of PBFX for the three and six months ended June 30, 2017 and 2016. The financial information presented contains the financial results of PBFX and PNGPC (as defined below) prior to our acquisition on February 28, 2017.

On April 17, 2017, our wholly-owned subsidiary, PBF Logistics Products Terminals LLC (“PLPT”), acquired the Toledo, Ohio refined products terminal assets (the “Toledo Terminal”) from Sunoco Logistics Partners L.P. (the “Toledo Terminal Acquisition”). The Toledo Terminal is directly connected to, and currently supplied by, PBF Holding Company LLC's (“PBF Holding”) Toledo Refinery. The Toledo Terminal is comprised of a ten-bay truck rack and over 110,000 barrels of chemicals, clean product and additive storage capacity.

On February 28, 2017, our wholly-owned subsidiary, PBFX Operating Company LP (“PBFX Op Co”), acquired from PBF Energy Company LLC (“PBF LLC”), a subsidiary of PBF Energy Inc. (“PBF Energy”) all of the issued and outstanding limited liability company interests of Paulsboro Natural Gas Pipeline Company LLC (“PNGPC”) (the “PNGPC Acquisition”). PNGPC owns and operates an existing interstate natural gas pipeline which serves PBF Holding's Paulsboro Refinery (the “Paulsboro Natural Gas Pipeline”) and is subject to regulation by the Federal Energy Regulatory Commission (“FERC”). PNGPC has FERC approval for, and is in the process of constructing, a new 24” pipeline to replace the existing pipeline, which was placed in service in August 2017.

The PNGPC Acquisition was a transfer between entities under common control. Accordingly, the financial information contained herein of PBFX has been retrospectively adjusted to include the historical results of PNGPC for all periods presented. The results of PNGPC are included in the Transportation and Terminaling segment.

On August 31, 2016, PBFX Op Co acquired from PBF LLC a 50% equity interest in Torrance Valley Pipeline Company LLC (“TVPC”), with the other 50% equity interest continuing to be held by a subsidiary of PBF LLC, TVP Holding Company LLC (“TVP Holding”) (the “TVPC Acquisition”). TVPC owns the 189-mile San Joaquin Valley pipeline system with capacity of approximately 110,000 barrels per day (“bpd”) (the “Torrance Valley Pipeline”), which supports PBF Holding's Torrance Refinery. The Torrance Valley Pipeline consists of the M55, M1 and M70 pipeline systems, including 11 pipeline stations with storage capacity and truck unloading capability at two of the stations. We consolidate the financial results of TVPC, and record a noncontrolling interest for the 50% economic interest in TVPC held by TVP Holding.

On April 29, 2016, our wholly-owned subsidiary, PLPT, purchased four refined product terminals (the “East Coast Terminals”) from an affiliate of Plains All American Pipeline, L.P. (the “Plains Asset Purchase”). The East Coast Terminals have subsequently generated third-party revenues. Prior to the Plains Asset Purchase, we did not record third-party revenue, except for third-party revenue generated by the Delaware City Products Pipeline prior to August 2013.

As a result of the factors above, the information included in the following tables is not necessarily comparable on a year-over-year basis.

Non-GAAP Financial Measures

We define EBITDA as net income (loss) before interest expense, income tax expense, depreciation and amortization expense. We define EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense, income tax expense, depreciation and amortization expense attributable to PBFX, which excludes the results of acquisitions from PBF LLC prior to the effective dates of such transactions. We define distributable cash flow as EBITDA attributable to PBFX plus non-cash unit-based compensation expense, less net cash paid for interest, maintenance capital expenditures and income taxes. Distributable cash flow will not reflect changes in working capital balances. We use distributable cash flow to calculate a measure we refer to as our coverage ratio. Our coverage ratio is distributable cash flow divided by total distribution declared. EBITDA, EBITDA attributable to PBFX and distributable cash flow are not financial measures prescribed by U.S. generally accepted accounting principles (“GAAP”).

While EBITDA, EBITDA attributable to PBFX and distributable cash flow are not financial measures prescribed by GAAP (“non-GAAP”), they are supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and EBITDA attributable to PBFX provides useful information to investors in assessing our financial condition and results of operations. We believe that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors with an enhanced perspective of the operating performance of our assets and the cash our business is generating. However, EBITDA, EBITDA attributable to PBFX and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP.

EBITDA, EBITDA attributable to PBFX and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. EBITDA, EBITDA attributable to PBFX and distributable cash flow are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP in the Earnings Release Tables included herein.

These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in our industry, thereby limiting their utility.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016*	2017	2016*
Revenue (a):
Affiliate	$58,355	$37,965	$114,557	$74,514
Third-party	3,974	2,694	8,249	2,694
Total revenue	62,329	40,659	122,806	77,208

Costs and expenses:
Operating and maintenance expenses (a)	15,504	7,890	31,273	13,982
General and administrative expenses	6,098	6,910	9,413	9,476
Depreciation and amortization	5,710	2,349	11,062	4,196
Total costs and expenses	27,312	17,149	51,748	27,654

Income from operations	35,017	23,510	71,058	49,554

Other expense:
Interest expense, net	(7,509)	(7,212)	(15,077)	(14,018)
Amortization of loan fees	(377)	(422)	(793)	(845)
Net income	27,131	15,876	55,188	34,691
Less: Net loss attributable to Predecessor	—	(378)	(150)	(657)
Less: Net income attributable to noncontrolling interest (g)	3,820	—	7,419	—
Net income attributable to the partners	23,311	16,254	47,919	35,348
Less: Net income attributable to the IDR holder	2,107	882	3,793	1,639
Net income attributable to PBF Logistics LP unitholders	$21,204	$15,372	$44,126	$33,709

Net income per limited partner unit (h):
Common units - basic	$0.49	$0.41	$1.04	$0.94
Common units - diluted	0.49	0.41	1.04	0.94
Subordinated units - basic and diluted	0.52	0.41	1.07	0.95

Weighted-average limited partner units outstanding (h):
Common units - basic	31,428,577	21,248,969	28,784,479	19,873,294
Common units - diluted	31,485,563	21,264,690	28,788,463	19,881,339
Subordinated units - basic and diluted	10,649,228	15,886,553	13,253,423	15,886,553

Cash distributions declared per unit (e)	$0.47	$0.43	$0.93	$0.85

See Footnotes to Earnings Release Tables
____________

*	Prior-period financial information has been retrospectively adjusted for the PNGPC Acquisition on February 28, 2017.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Six Months Ended June 30, 2017
	PBF Logistics LP	PNGPC*	Consolidated Results
Revenue:
Affiliate	$114,557	$—	$114,557
Third-party	8,249	—	8,249
Total revenue	122,806	—	122,806

Costs and expenses:
Operating and maintenance expenses	31,233	40	31,273
General and administrative expenses	9,413	—	9,413
Depreciation and amortization	10,952	110	11,062
Total costs and expenses	51,598	150	51,748

Income (loss) from operations	71,208	(150)	71,058

Other expense:
Interest expense, net	(15,077)	—	(15,077)
Amortization of loan fees	(793)	—	(793)
Net income (loss)	55,338	(150)	55,188
Less: Net loss attributable to Predecessor	—	(150)	(150)
Less: Net income attributable to noncontrolling interest (g)	7,419	—	7,419
Net income attributable to the partners	47,919	—	47,919
Less: Net income attributable to the IDR holder	3,793	—	3,793
Net income attributable to PBF Logistics LP unitholders	$44,126	$—	$44,126

See Footnotes to Earnings Release Tables
____________

*	Reflects the results of PNGPC prior to our acquisition on February 28, 2017.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended June 30, 2016
	PBF Logistics LP	PNGPC*	Consolidated Results
Revenue:
Affiliate	$37,965	$—	$37,965
Third-party	2,694	—	2,694
Total revenue	40,659	—	40,659

Costs and expenses:
Operating and maintenance expenses	7,720	170	7,890
General and administrative expenses	6,909	1	6,910
Depreciation and amortization	2,142	207	2,349
Total costs and expenses	16,771	378	17,149

Income (loss) from operations	23,888	(378)	23,510

Other expense:
Interest expense, net	(7,212)	—	(7,212)
Amortization of loan fees	(422)	—	(422)
Net income (loss)	16,254	(378)	15,876
Less: Net loss attributable to Predecessor	—	(378)	(378)
Net income attributable to the partners	16,254	—	16,254
Less: Net income attributable to the IDR holder	882	—	882
Net income attributable to PBF Logistics LP unitholders	$15,372	$—	$15,372
____________

*	Reflects the results of PNGPC prior to our acquisition on February 28, 2017.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Six Months Ended June 30, 2016
	PBF Logistics LP	PNGPC*	Consolidated Results
Revenue:
Affiliate	$74,514	$—	$74,514
Third-party	2,694	—	2,694
Total revenue	77,208	—	77,208

Costs and expenses:
Operating and maintenance expenses	13,741	241	13,982
General and administrative expenses	9,474	2	9,476
Depreciation and amortization	3,782	414	4,196
Total costs and expenses	26,997	657	27,654

Income (loss) from operations	50,211	(657)	49,554

Other expense:
Interest expense, net	(14,018)	—	(14,018)
Amortization of loan fees	(845)	—	(845)
Net income (loss)	35,348	(657)	34,691
Less: Net loss attributable to Predecessor	—	(657)	(657)
Net income attributable to the partners	35,348	—	35,348
Less: Net income attributable to the IDR holder	1,639	—	1,639
Net income attributable to PBF Logistics LP unitholders	$33,709	$—	$33,709
____________

*	Reflects the results of PNGPC prior to our acquisition on February 28, 2017.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016*	2017	2016*
Transportation and Terminaling Segment
Terminals
Total throughput (bpd) (b)(d)	223,639	171,698	209,618	162,867
Lease tank capacity (average lease capacity barrels per month)	2,374,420	2,054,552	2,250,314	2,054,552
Pipelines
Total throughput (bpd) (b)(d)	121,532	60,395	133,694	48,221
Lease tank capacity (average lease capacity barrels per month)	750,597	N/A	1,060,197	N/A

Storage Segment
Storage capacity reserved (average shell capacity barrels per month)	3,787,736	3,574,613	3,739,838	3,614,597

Cash Flow Information:
Net cash provided by (used in):
Operating activities	$36,856	$16,827	$90,653	$42,599
Investing activities	3,136	(2,423)	(16,361)	(3,689)
Financing activities	(29,768)	6,215	(87,459)	(7,705)
Net change in cash	$10,224	$20,619	$(13,167)	$31,205

Other Financial Information:
EBITDA attributable to PBFX (c)	$35,552	$26,030	$72,022	$53,993
Distributable cash flow (c)	$30,499	$20,038	$59,073	$41,485
Quarterly distribution declared per unit (e)	$0.47	$0.43	$0.93	$0.85
Distribution (e):
Common units	$20,000	$9,472	$32,272	$18,723
Subordinated units - PBF LLC	—	6,831	7,308	13,503
IDR holder - PBF LLC	2,107	882	3,793	1,639
Total distribution	$22,107	$17,185	$43,373	$33,865
Coverage ratio (c)	1.38x	1.17x	1.36x	1.23x
Capital expenditures, including acquisitions	$36,918	$100,687	$56,385	$101,813

See Footnotes to Earnings Release Tables
____________

*	Prior-period financial information has been retrospectively adjusted for the PNGPC Acquisition on February 28, 2017.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, in thousands)

	June 30,	December 31,
Balance Sheet Information:	2017	2016
Cash, cash equivalents and marketable securities (f)	$51,054	$104,245
Property, plant and equipment, net	664,431	608,802
Total assets	751,155	756,861
Total debt (f)	544,404	571,675
Total liabilities	600,629	604,290
Partners’ equity	(23,521)	(27,311)
Noncontrolling interest (g)	174,047	179,882
Total liabilities and equity	751,155	756,861

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016*	2017	2016*
Reconciliation of net income to EBITDA and distributable cash flow (c):
Net income	$27,131	$15,876	$55,188	$34,691
Interest expense, net	7,509	7,212	15,077	14,018
Amortization of loan fees	377	422	793	845
Depreciation and amortization	5,710	2,349	11,062	4,196
EBITDA	40,727	25,859	82,120	53,750
Less: Predecessor EBITDA	—	(171)	(40)	(243)
Less: Noncontrolling interest EBITDA (g)	5,175	—	10,138	—
EBITDA attributable to PBFX	35,552	26,030	72,022	53,993
Non-cash unit-based compensation expense	3,028	1,981	3,708	2,710
Cash interest	(7,866)	(7,212)	(15,617)	(14,018)
Maintenance capital expenditures	(215)	(761)	(1,040)	(1,200)
Distributable cash flow	$30,499	$20,038	$59,073	$41,485

Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (c):
Net cash provided by operating activities	$36,856	$16,827	$90,653	$42,599
Change in operating assets and liabilities	(610)	3,801	(19,902)	(157)
Interest expense, net	7,509	7,212	15,077	14,018
Non-cash unit-based compensation expense	(3,028)	(1,981)	(3,708)	(2,710)
EBITDA	40,727	25,859	82,120	53,750
Less: Predecessor EBITDA	—	(171)	(40)	(243)
Less: Noncontrolling interest EBITDA (g)	5,175	—	10,138	—
EBITDA attributable to PBFX	35,552	26,030	72,022	53,993
Non-cash unit-based compensation expense	3,028	1,981	3,708	2,710
Cash interest	(7,866)	(7,212)	(15,617)	(14,018)
Maintenance capital expenditures	(215)	(761)	(1,040)	(1,200)
Distributable cash flow	$30,499	$20,038	$59,073	$41,485

See Footnotes to Earnings Release Tables
____________

*	Prior-period financial information has been retrospectively adjusted for the PNGPC Acquisition on February 28, 2017.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION
(Unaudited, in thousands)

	Three Months Ended June 30, 2017
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$56,603	$5,726	$—	$62,329
Depreciation and amortization expense	5,090	620	—	5,710
Income (loss) from operations	37,788	3,327	(6,098)	35,017
Interest expense, net and amortization of loan fees	—	—	7,886	7,886
Capital expenditures, including the Toledo Terminal Acquisition	32,540	4,378	—	36,918

	Three Months Ended June 30, 2016*
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$35,297	$5,362	$—	$40,659
Depreciation and amortization expense	1,763	586	—	2,349
Income (loss) from operations	27,946	2,474	(6,910)	23,510
Interest expense, net and amortization of loan fees	—	—	7,634	7,634
Capital expenditures, including the Plains Asset Purchase	99,926	761	—	100,687

	Six Months Ended June 30, 2017
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$111,542	$11,264	$—	$122,806
Depreciation and amortization expense	9,841	1,221	—	11,062
Income (loss) from operations	73,894	6,577	(9,413)	71,058
Interest expense, net and amortization of loan fees	—	—	15,870	15,870
Capital expenditures, including the Toledo Terminal Acquisition	47,833	8,552	—	56,385

	Six Months Ended June 30, 2016*
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$66,364	$10,844	$—	$77,208
Depreciation and amortization expense	2,961	1,235	—	4,196
Income (loss) from operations	53,615	5,415	(9,476)	49,554
Interest expense, net and amortization of loan fees	—	—	14,863	14,863
Capital expenditures, including the Plains Asset Purchase	100,613	1,200	—	101,813
____________ * Prior-period financial information has been retrospectively adjusted for the PNGPC Acquisition on February 28, 2017.

	Balance at June 30, 2017
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$656,854	$66,900	$27,401	$751,155

	Balance at December 31, 2016
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$606,898	$57,375	$92,588	$756,861

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES
(Unaudited, in thousands, except per unit data)

(a)
See discussion of the factors affecting comparability noted on page 4. Our results of operations may not be comparable to the historical results of operations for the reasons described below:

Revenues - On April 17, 2017, our wholly-owned subsidiary, PLTP, acquired the Toledo Terminal, which is accounted for as a business combination. As such, there is no revenue associated with the terminal prior to our acquisition and our results may not be comparable due to additional revenue associated with the Toledo Terminal subsequent to the close of the acquisition.

The Torrance Valley Pipeline was acquired by PBF Energy on July 1, 2016 in connection with the acquisition of the Torrance Refinery and related logistical assets and was not operated by PBF Energy prior to its acquisition. Commercial agreements with PBF Energy for the Torrance Valley Pipeline commenced subsequent to our acquisition on August 31, 2016. As a result, our revenues are not comparative to prior periods.

On April 29, 2016, our wholly-owned subsidiary, PLPT, purchased the East Coast Terminals, which has subsequently generated third party revenues. Prior to the Plains Asset Purchase, we did not record third-party revenue, except for third-party revenue generated by Delaware City Products Pipeline prior to August 2013. Additionally, our results may not be comparable due to additional revenue associated with the East Coast Terminals subsequent to the close of the acquisition.

Operating and maintenance expenses - As a result of the Toledo Terminal Acquisition, the PNGPC Acquisition, the TVPC Acquisition and the Plains Asset Purchase, our operating expenses are not comparative to prior periods due to expenses associated with these acquired assets.

(b) Calculated as the sum of the average throughput per day for each Terminal and Pipeline asset for the periods presented.

(c) See “Non-GAAP Financial Measures” on page 4 for definitions of EBITDA, EBITDA attributable to PBFX, distributable cash flow and coverage ratio.

(d)
Operating information pertains to assets which are included in the Transportation and Terminaling segment. Throughput information reflects activity subsequent to execution of the commercial agreements in connection with the acquisitions of the Toledo Terminal, the Paulsboro Natural Gas Pipeline and the Torrance Valley Pipeline from PBF LLC and activity subsequent to the Plains Asset Purchase.

(e)
On August 3, 2017, we announced a quarterly cash distribution of $0.47 per limited partner unit based on the results of the second quarter of 2017. The distribution is payable on August 31, 2017 to PBFX unitholders of record at the close of business on August 15, 2017. The total distribution amounts include the expected distributions to be made related to the second quarter.

(f)
Management also utilizes net debt as a metric in assessing our leverage. Net debt is a non-GAAP measure calculated by subtracting cash and cash equivalents and marketable securities from total debt, including our affiliate note payable. We believe this measurement is also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our debt levels as reported under U.S. GAAP. Our definition of net debt may not be comparable to similarly titled measures of other partnerships, because it may be defined differently by other partnerships in our industry, thereby limiting its utility. Our net debt as of June 30, 2017 and December 31, 2016 was $493,350 and $467,430, respectively.

(g)
Our subsidiary, PBFX Op Co, holds a 50% controlling interest in TVPC, with the other 50% interest in TVPC owned by TVP Holding, an indirect subsidiary of PBF Holding. PBFX Op Co is also the sole managing member of TVPC. We, through our ownership of PBFX Op Co, consolidate the financial results of TVPC, and record a noncontrolling interest for the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the condensed consolidated statements of operations includes the portion of net income or loss attributable to the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the condensed consolidated balance sheets includes the portion of net assets of TVPC attributable to TVP Holding.

(h)
PBFX bases its calculation of net income per limited partner unit on the weighted-average number of limited partner units outstanding during the period. The weighted-average number of common and subordinated units reflects the conversion of the subordinated units to common units on June 1, 2017.